UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: March 23, 2007

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Designation of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(c) On March 23, 2007 the Board of Directors of Coldwater Creek Inc. (the “Company”) appointed Daniel Griesemer as its President and Chief Operating Officer. Mr. Griesemer previously served as the Company’s Executive Vice President of Sales and Marketing since January 2005. From April 2004 to December 2004, Mr. Griesemer served as Executive Vice President of Retail. From October 2001 to April 2004, Mr. Griesemer served as Senior Vice President of Retail. Prior to joining Coldwater Creek, from 1989 to 2000, Mr. Griesemer held a number of progressively responsible positions with, and ultimately served as Divisional Merchandise Manager for, Gap Inc. Georgia Shonk-Simmons will continue to serve as the Company’s President and Chief Merchandising Officer, and Ms. Shonk-Simmons and Mr. Griesemer will serve as co-Presidents.

The Company issued a press release on March 27, 2007 announcing the promotion of Mr. Griesemer to President and Chief Operating Officer, a copy of which is filed as Exhibit 99.1 hereto.

(e) Effective March 23, 2007, in connection with his new responsibilities, Mr. Griesemer’s annual salary was increased to $500,000 and his bonus target level under the Company’s 2007 Incentive Award Program for Executives was increased to 70% of salary.

On March 23, 2007, the Compensation Committee of the Board also approved a performance-based cash bonus award plan for Dennis C. Pence, Chairman and Chief Executive Officer, related to the Company’s earnings per share performance during the second half of fiscal 2007. Under the plan, Mr. Pence is eligible to receive up to two times his base salary upon the Company’s achievement of specified earnings per share target amounts. A description of this plan is filed as Exhibit 10.1 hereto and incorporated into this item by reference.

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 23, 2007, the Company’s Board of Directors amended and restated the Company’s bylaws to provide that the Company may have multiple Presidents, to delineate the roles of the Chief Executive Officer and the President and to make certain other technical and conforming changes. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

3.1	Amended and Restated Bylaws

10.1	Supplemental Bonus for Dennis C. Pence

99.1	Press Release dated March 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: March 27, 2007	/s/ Tim Martin
Tim Martin, Vice President of Finance